Exhibit 10.1
CONSENT, WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT
          This CONSENT, WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 29, 2006, and is by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually as sole Lender and as Agent for the Lenders (“Agent”), ODYSSEY HEALTHCARE OPERATING A, LP, a Delaware limited partnership (“OpCoA”), ODYSSEY HEALTHCARE OPERATING B, LP, a Delaware limited partnership (“OpCoB”), HOSPICE OF THE PALM COAST, INC., a Florida not for profit corporation (“Palm Coast”; OpCoA, OpCoB and Palm Coast being referred to together as the “Borrowers” and each individually as a “Borrower”), and the other Credit Parties signatory hereto.
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Credit Agreement dated as of May 14, 2004, by and among Agent, the Lenders from time to time party thereto (“Lenders”), Borrowers and the other Credit Parties signatory from time to time thereto (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrowers;
          WHEREAS, Borrowers have advised Agent and Lenders that OpCoB has formed two new wholly-owned subsidiaries, Odyssey HealthCare Detroit, LLC, a Delaware limited liability company (“Odyssey Detroit”), that will acquire Real Estate located at 26231 Franklin Road, Southfield, Michigan (the “Detroit Real Estate”), and Odyssey HealthCare Fort Worth, LLC, a Delaware limited liability company (“Odyssey Fort Worth”, and together with Odyssey Detroit, the “New Subsidiaries”), that acquire Real Estate described as Lot 6, Block 2, River Park Addition located in Fort Worth, Texas (the “Fort Worth Real Estate”);
          WHEREAS, pursuant to Section 5.9 of the Credit Agreement, if any Credit Party proposes to acquire a fee ownership interest in Real Estate, such Credit Party is required to provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate together with certain other related documentation; and
          WHEREAS, Borrowers desire that Agent and Lenders (i) consent to the formation of the New Subsidiaries, (ii) waive the requirements set forth in Section 5.9 of the Credit Agreement in connection with the purchase of the Detroit Real Estate and the Fort Worth Real Estate and (iii) amend the Credit Agreement in certain respects;
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Consent. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 6 below, Agent and Lenders hereby consent to the formation of the New Subsidiaries; provided, that, Credit Parties hereby agree that upon Agent’s request at any time after the earlier of the occurrence of an Event of Default (whether or not such Event of Default is subsequently cured or waived) or such time that the outstanding principal amount of the aggregate Revolving Loan and Swing Line Loans exceeds $5,000,000, Credit Parties shall cause the New Subsidiaries to execute a Guaranty, in form and substance reasonably satisfactory to Agent and shall cause a first priority perfected Lien (subject to Permitted Encumbrances) to be granted in favor of Agent in all the assets and Stock of the New Subsidiaries, and Credit Parties and the New Subsidiaries shall execute such documents and taken such actions as may be reasonably required by Agent in connection therewith. The foregoing consent is a limited consent, which shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or to prejudice any right or remedy that Agent or Lenders may now have or may have in the future under or in connection with any of the Loan Documents.
          2. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 6 below, Agent and the undersigned Lenders hereby waive Credit Parties’ compliance with the requirements set forth in Section 5.9 of the Credit Agreement in connection with Odyssey Detroit’s acquisition of a fee ownership interest in the Detroit Real Estate and in connection with Odyssey Fort Worth’s acquisition of a fee ownership interest in the Fort Worth Real Estate; provided, that, Credit Parties hereby agree that upon Agent’s request at any time after the earlier of the occurrence of an Event of Default (whether or not such Event of Default is subsequently cured or waived) or such time that the outstanding principal amount of the aggregate Revolving Loan and Swing Line Loans exceeds $5,000,000, Credit Parties shall provide to Agent a mortgage or deed of trust (in the form provided by Agent) granting Agent a first priority Lien on the Detroit Real Estate and the Fort Worth Real Estate, together with (as soon as reasonably practicable) environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent. The foregoing waiver is a limited waiver, which shall be effective only with respect to the specific facts set forth above. Such limited waiver shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or to prejudice any right or remedy that Agent or Lenders may now have or may have in the future under or in connection with any of the Loan Documents.
          3. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 6 below, the Credit Agreement is amended as follows:
          (a) Clause (b) of Section 6.2 of Credit Agreement shall be amended and restated in its entirety as follows:
     (b) each Credit Party may make and maintain investments in any other Credit Party; provided, that, the aggregate amount of investments made by a Credit Party (other than Odyssey Fort Worth and Odyssey Detroit) in Odyssey Fort Worth and Odyssey Detroit shall not exceed $8,000,000 in the aggregate;

          (b) Clause (v) of Section 6.3 of Credit Agreement shall be amended and restated in its entirety as follows:
     (v) (i) Indebtedness consisting of intercompany loans and advances made by any Credit Party (other than Odyssey Detroit and Odyssey Fort Worth) to any other Credit Party, including, without limitation, intercompany loans and advances evidenced by the promissory notes listed on Disclosure Schedule 6.3 hereto (collectively, the “Intercompany Notes”); provided, that, Credit Parties shall not make intercompany loans or advances to Odyssey Detroit or Odyssey Fort Worth in excess of the amount permitted under Section 6.2(b) less the amount of any other investments made under Section 6.2(b) and (ii) Subordinated Indebtedness consisting of intercompany loans and advances made by Odyssey Detroit and Odyssey Fort Worth to any other Credit Party,
          (c) The following new defined terms are hereby added to Annex A to the Credit Agreement in their respective alphabetical order:
     “Odyssey Detroit” means Odyssey HealthCare Detroit, LLC, a Delaware limited liability company.
     “Odyssey Fort Worth” means Odyssey HealthCare Fort Worth, LLC, a Delaware limited liability company.
          4. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:
          (a) Agent shall have received this Amendment executed by Borrowers and the Requisite Lenders; and
          (b) No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment.
          5. References; Effectiveness. Agent, Lenders and Borrowers hereby agree that, upon the effectiveness of this Amendment, all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as modified by this Amendment.
          6. Representations and Warranties. To induce Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Lenders that:
          (a) All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and accurate on and as of such earlier date);

          (b) This Amendment constitutes the legal, valid and binding obligation of such Borrower and is enforceable against such Borrower in accordance with its terms;
          (c) There is no Default or Event of Default in existence and none would result from the consummation of the transactions described in, and the subject of, this Amendment; and
          (d) The execution and delivery by each Borrower of this Amendment does not require the consent or approval of any person or entity, except such consents and approvals as have been obtained.
          7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          8. Continued Effectiveness. Except as modified hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms and each such Loan Document is hereby ratified in all respects.
[Signature Pages Follow]

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and sole Lender

By: Name:	/s/ John dale John Dale
Title:	Duly Authorized Signatory

BORROWERS:

ODYSSEY HEALTHCARE OPERATING A, LP

By:	Odyssey HealthCare GP, LLC
Its:	General Partner

	By:	/s/ Douglas B. Cannon

	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer

ODYSSEY HEALTHCARE OPERATING B, LP

By:	Odyssey HealthCare GP, LLC
Its:	General Partner

	By:	/s/ Douglas B. Cannon

	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer

HOSPICE OF THE PALM COAST, INC.

	By:	/s/ Douglas B. Cannon

	Name:	Douglas B. Cannon
	Title:	Senior Vice President and Chief
Financial Officer
Signature Page to Consent, Waiver and Amendment No. 3

CREDIT PARTIES:

ODYSSEY HEALTHCARE, INC.

By: Its:	/s/ Douglas B. Cannon Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE HOLDING COMPANY

By: Its:	/s/ Douglas B. Cannon Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE GP, LLC

By: Its:	/s/ Douglas B. Cannon Senior Vice President and Chief Financial Officer

ODYSSEY HEALTHCARE LP, LLC

By: Its:	/s/ Jean M. Hunn Manager
Title

ODYSSEY HEALTHCARE MANAGEMENT LP
By:	Odyssey Healthcare GP, LLC
Its:	General Partner

By: Its:	/s/ Douglas B. Cannon Manager
Title

Signature Page to Consent, Waiver and Amendment No. 3